UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement

On September 3, 2021, Adaptimmune Limited, a wholly owned subsidiary of Adaptimmune Therapeutics Plc, (“Adaptimmune” or the “Company”) entered into a Strategic Collaboration and License Agreement (“Agreement”) with Genentech, Inc. (“Genentech”) and F. Hoffman-La Roche Ltd.

Under the Agreement, Genentech and Adaptimmune (each, a “party” and together, the “parties”) will collaborate to develop two types of allogeneic T-cell therapies: (i) off-the-shelf αβ T-cell therapies directed to up to five collaboration targets and (ii) personalized therapies utilizing αβ T-cell receptors (TCRs) isolated from a patient, with such therapies being administered to the same patient. The parties will collaborate to perform a research program, initially during an 8 year period (which may be extended for up to two additional two year terms at Genentech’s election upon payment of an extension fee for each two-year term), to develop the cell therapies, following which Genentech will determine whether to further develop and commercialize such therapies. Under the Agreement, Adaptimmune exclusively licenses Genentech certain intellectual property rights it controls to enable Genentech to research, develop, manufacture and commercialize (i) off-the-shelf T-cell therapies directed to the collaboration targets and (ii) personalized T-cell therapies developed within the scope of the Agreement, and Genentech is solely responsible for the clinical development and commercialization of any cell therapies arising from the collaboration. Adaptimmune will manufacture and supply cell therapies for Phase 1 trials of off-the-shelf T-cell therapies unless Genentech decides to assume responsibility for such manufacturing.

Under the Agreement, Adaptimmune is also subject to certain restrictions on its ability to further develop and commercialize certain cell therapies. In particular restrictions apply in relation to its ability to develop cell therapy products to nominated targets and to develop competing personalized cell therapies. This restriction does not prevent Adaptimmune from developing cell therapies to other targets or cell therapies containing different types of receptors.

Under the terms of the Agreement, Adaptimmune will receive $150 million in upfront payments. Adaptimmune may also receive:

●	$150 million in additional payments spread over a period of 5 years from the effective date of the Agreement, unless the agreement is earlier terminated.;
●	Research milestones of up to $50 million;
●	Development milestones of up to $100 million in relation to the development of off-the-shelf T-cell therapies per collaboration target (unless Adaptimmune exercises its right to opt-in to receive a profit share) and up to $200 million in relation to the development of personalized T-cell therapies;
●	Commercialisation milestones of up to $1.1 billion for off-the-shelf T-cell therapies (unless Adaptimmune exercises its right to opt-in to receive a profit share and assuming off-the-shelf T-cell therapies are developed to 5 targets) and for personalized T-cell therapies;
●	Net sales milestones of up to $1.5 billion for off-the-shelf T-cell therapies (unless Adaptimmune exercises its right to opt-in to receive a profit share and assuming off-the-shelf T-cell therapies are developed to 5 targets) and for personalized T-cell therapies

In addition, Adaptimmune will receive tiered royalties on net sales in the mid-single to low-double digits.

Adaptimmune also has a right to opt-in to receive a profit share and to co-promote off-the-shelf T-cell therapies. If Adaptimmune elects to opt in, then Adaptimmune will be eligible to share 50 percent of profits and losses from U.S. sales on such products and to receive up to $800 million in ex-U.S. regulatory and sales-based milestone payments, as well as royalties on ex-U.S. net sales.

The parties can terminate the Agreement in the event of material breach or insolvency of the other party. Genentech is entitled to terminate the Agreement in its entirety, on a product-by-product basis or collaboration target by collaboration target basis on provision of 180 days notice. Either party may terminate the Agreement on written notice in the event that the US Federal Trade Commission or US Department of Justice seeks a preliminary injunction under applicable antitrust laws against the parties or where HSR clearance has not occurred within 180 days of the effective date of the Agreement. The Agreement will not become effective until expiry or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The foregoing description of the Agreement is only a summary of the material terms thereof, and does not purport to be complete. The description is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to Adaptimmune’s quarterly report on Form 10-Q for the period ending September 30, 2021.

Item 7.01 Regulation FD Disclosure

Financial Guidance

Following execution of the Agreement, the Company believes that its existing cash, cash equivalents and marketable securities together with the upfront and exclusivity payments under the Agreement will fund the Company’s current operations into early 2024.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On September 7, 2021 the Company issued a press release announcing the Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated September 7, 2021

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: September 7, 2021	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary